EXHIBIT 10.27
AMENDMENT NO. 1 TO THE REPUBLIC SERVICES, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, Republic Services, Inc., a Delaware corporation (the “Company”), adopted the Republic Services, Inc. 2018 Employee Stock Purchase Plan (the “Plan”), which was approved by the Company’s shareholders on May 11, 2018 at the Company’s 2018 Annual Meeting of Shareholders; and
WHEREAS, capitalized terms used herein and not herein defined shall have the respective meanings ascribed thereto in the Plan; and
WHEREAS, pursuant to the Section 18 of the Plan, the board of directors of the Company (the “Board”) reserved the right to amend the Plan; and
WHEREAS, the Board deems it advisable and in the best interest of the Company and its stockholders to amend the Plan to provide for the purchase of fractional shares; and
WHEREAS, the Board has determined that such amendment does not require the approval of the Company’s stockholders.
NOW THEREFORE, the Plan is hereby amended, effective February 4, 2025, as follows:
1.Section 8(a) of the Plan is amended in its entirety to read as follows:
“(a)    A participant’s option for the purchase of Common Stock shall be exercised automatically on the Exercise Date (even if such participant is no longer employed with the Company), and the maximum number of shares (including fractional shares) subject to an option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.”
2.All other provisions of the Plan remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the Company has executed this Amendment on this 4th day of February, 2025.
REPUBLIC SERVICES, INC.

By:     /s/ Catharine D. Ellingsen

Name: Catharine D. Ellingsen

Title: Executive Vice President, Chief Legal Officer,
Chief Ethics & Compliance Officer and Corporate Secretary